Exhibit 5.1

Caterpillar Inc.

5205 N. O’Connor Boulevard, Suite 100

Irving, Texas 75039

December 13, 2024

Re: Caterpillar Inc. Registration Statement on Form S -3

Ladies and Gentlemen:

I am Associate General Counsel for Caterpillar Inc., a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement” ) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and proposed issuance from time to time pursuant to Rule 415 under the Securities Act of an unlimited amount of: (i) one or more series of the Company’s debt securities (“Debt Securities”); (ii) shares of the Company’s common stock, par value $1.00 per share (“Common Stock”); (iii) shares of the Company’s preferred stock, par value $1.00 per share (“Preferred Stock”); (iv) warrants to purchase Common Stock or Debt Securities (“Warrants”); and (v) any combination of Debt Securities, Common Stock, Preferred Stock and Warrants, including as units consisting of one or more of the foregoing in any combination (the “Units”) (all such securities are collectively referred to herein as “Securities”).

The Debt Securities will be issued under the Indenture, dated as of May 1, 1987 (as supplemented or amended from time to time, the “Indenture”), by and between the Company and U.S. Bank National Association, as successor trustee (the “Trustee”).

The Warrants will be issued pursuant to one or more Warrant Agreements (each, a “Warrant Agreement”) between the Company and a warrant agent named therein.

The Units will be issued pursuant to one or more Unit Agreements (each, a “Unit Agreement”) between the Company and a unit agent named therein (a “Unit Agent”).

The Indenture, the Warrant Agreements and the Unit Agreements are hereinafter referred to collectively as the “Securities Agreements. ”

In rendering the opinion expressed below, I have examined and relied upon copies of the Registration Statement and the exhibits thereto (including the Indenture and form of Debt Securities set forth therein). I have also examined, and have relied as to matters of fact upon, originals or copies of such records of the Company and such other documents and have made such other investigations as I have deemed relevant and necessary as the basis for the opinions set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such latter documents.

In rendering the opinions set forth below, I have assumed further that the execution, issuance, delivery and performance by the Company of the Indenture (i) do not constitute a breach or default under any agreement or instrument which is binding upon the Company and (ii) comply with all applicable regulatory requirements.

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when: (a) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (b) a prospectus supplement with respect to the sale of the Securities offered thereby shall have been prepared and filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (c) all necessary corporate action shall have been taken by duly authorized officers of the Company (if applicable), the board of directors of the Company or a duly authorized committee thereof to authorize and approve each proposed issuance and sale of Securities and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company; (d) with respect to each series of Debt Securities, a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Indenture; (e)(i) certificates representing such issue of Securities shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor and, in the case of any shares of Common Stock or series of Preferred Stock, in an amount not less than the par value thereof, and, in the case of each series of Debt Securities, duly authenticated by the Trustee and issued in accordance with the provisions of the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of such series or (ii) if any such shares of Common Stock or such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof; (f) with respect to each issuance and sale of each series of Preferred Stock, the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Stock in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the restated certificate of incorporation of the Company; (g) with respect to each issue of Warrants, a Warrant Agreement relating to such issue shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement and, if such Warrants are exercisable for Debt Securities, the actions described in clause (d) above shall have been taken; and (h) with respect to each issue of Units, a Unit Agreement relating to such issue shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Unit Agent named in the Unit Agreement and, if Debt Securities are a component of such Unit, the actions described in clause (d) above shall have been taken, and, if Preferred Stock is a component of such Unit, the actions described in clause (f) above shall have been taken, and, if Warrants are a component of such Unit, the actions described in clause (g) above shall have been taken, each series of Debt Securities and each issue of Warrants and Units covered by the Registration Statement, as applicable, will constitute valid and binding obligations of the Company, and each issuance and sale of shares of Common Stock and shares of each series of Preferred Stock covered by the Registration Statement, as applicable, will be validly issued, fully paid and nonassessable.

My opinion is subject to (i) applicable bankruptcy, insolvency, liquidation, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) the limitations that the enforceability thereof may be subject to certain equitable defenses and to the discretion of the court before which a proceeding may be brought (whether in equity or at law), including traditional equitable defenses such as waiver, laches, good faith and fair dealing, reasonableness, materiality of the breach, impracticability or impossibility of performance and the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the obligor thereunder, (iii) the possible unenforceability under certain circumstances of provisions providing for indemnifications, exculpations or contributions that may be contrary to public policy and (iv) the effects of possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

For the purposes of this letter, I have assumed that, at the time of the execution, authentication, issuance, sale and delivery of each of the applicable Securities Agreements and Securities: (i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto; (ii) the Company will be validly existing and in good standing under the law of the jurisdiction in which it is organized and any applicable Securities Agreement will have been duly authorized, executed and delivered by the Company in accordance with the restated certificate of incorporation or the amended and restated bylaws of the Company and the law of the jurisdiction in which it is organized; (iii) the execution, delivery, issuance and performance, as applicable, by the Company of any Securities Agreement, and the execution, issuance, sale and delivery of the Securities will not (A) contravene or violate the restated certificate of incorporation or the amended and restated bylaws of the Company, (B) violate any law, rule or regulation applicable to the Company (except that no such assumption is made with respect to the DGCL or the laws of the State of New York, assuming there shall not have been any change in such laws affecting the validity or enforceability of such Securities), (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect); (iv) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (v) the restated certificate of incorporation or the amended and restated bylaws of the Company, each as currently in effect, will not have been modified or amended and will be in full force and effect; and (vi) with respect to any shares of Common Stock or series of Preferred Stock to be issued, the number of shares offered and sold under the Registration Statement will not exceed the number of shares authorized in the Company’s restated certificate of incorporation.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinion set forth herein (each, an “Instrument”), I have assumed, to the extent relevant to the opinion set forth herein, that (i) each party to such Instrument (if not a natural person), other than the Company, was or will be duly organized or formed, as the case may be, and was, is and will be, at all relevant times, validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had, has and will have, at all relevant times, full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been or will be duly authorized, executed and delivered by each party thereto, other than the Company; and (iii) such Instrument was, is and will be, at all relevant times, a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto, other than the Company.

I have further assumed that each Warrant Agreement, Unit Agreement and each supplemental indenture to the Indenture will be governed by the laws of the State of New York.

In rendering the opinions set forth above with respect to Debt Securities, including as components of other Securities, I have also assumed that under the law of any jurisdiction in whose currency (or whose currency is a component currency of a composite currency in which) any Securities are denominated or payable, if other than in U.S. dollars, (i) no consent, approval, authorization qualification or order of, or filing or registration with, any governmental agency or body or court of such jurisdiction is required for the issuance or sale of the Securities by the Company and (ii) the issuance or sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms or provisions of any statute, rule, regulation or order of any governmental agency or body or any court of such jurisdiction.

I note that (i) a New York State statute provides that, with respect to a foreign currency obligation, a New York State court shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (ii) with respect to a foreign currency obligation, a U.S. federal court sitting in New York State may award a judgment based in whole or in part in U.S. dollars, provided that I express no opinion as to the rate of exchange that such court would apply.

This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws of the State of New York). I express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws. I assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to my attention with respect to the opinion contained herein, including any changes in applicable law which may hereafter occur.

I hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the reference to me therein under the caption “Legal Matters.” In giving such consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the related rules of the Commission promulgated thereunder.

Very truly yours,

/s/ Nicole M. Puza
Nicole M. Puza
Associate General Counsel